Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SUNTERRA CORPORATION

(Exact name of obligor as specified in its charter)

Maryland	95-4582157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3865 West Cheyenne Avenue North Las Vegas, Nevada	89032
(Address of principal executive offices)	(Zip code)

3.75% Senior Subordinated Convertible Notes due 2024

(Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 10th of June 2004.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ MICHAEL T. LECHNER
Michael T. Lechner Assistant Vice President

EXHIBIT 6

June 10, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours, WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ MICHAEL T. LECHNER
Michael T. Lechner Assistant Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business March 31, 2004, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,890
Interest-bearing balances		6,251
Securities:
Held-to-maturity securities		0
Available-for-sale securities		27,661
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,436
Securities purchased under agreements to resell		170
Loans and lease financing receivables:
Loans and leases held for sale		29,359
Loans and leases, net of unearned income	233,785
LESS: Allowance for loan and lease losses	2,629
Loans and leases, net of unearned income and allowance		231,156
Trading Assets		8,314
Premises and fixed assets (including capitalized leases)		2,787
Other real estate owned		180
Investments in unconsolidated subsidiaries and associated companies		284
Customers’ liability to this bank on acceptances outstanding		69
Intangible assets
Goodwill		7,915
Other intangible assets		6,871
Other assets		11,217

Total assets		$347,560

LIABILITIES
Deposits:
In domestic offices		$240,660
Noninterest-bearing	78,496
Interest-bearing	162,164
In foreign offices, Edge and Agreement subsidiaries, and IBFs		15,087
Noninterest-bearing	3
Interest-bearing	15,084
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		18,617
Securities sold under agreements to repurchase		3,028

Dollar Amounts In Millions
Trading liabilities	4,973
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	18,180
Bank’s liability on acceptances executed and outstanding	69
Subordinated notes and debentures	4,824
Other liabilities	9,494

Total liabilities	$314,932
Minority interest in consolidated subsidiaries	70

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	23,424
Retained earnings	7,812
Accumulated other comprehensive income	802
Other equity capital components	0

Total equity capital	32,558

Total liabilities, minority interest, and equity capital	$347,560

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Howard Atkins Dave Hoyt John Stumpf	Directors